Exhibit 10.4

AMENDMENT NO. 2 TO SECURED CONVERTIBLE
ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE AND TO LOAN AGREEMENT

Effective on January 15, 2018 (the “Effective Date”), each of (i) the Secured Convertible Original Issue Discount Promissory Note, dated August 21, 2017, as amended on October 11, 2017, issued by VICTORY ENERGY CORPORATION to VISIONARY PRIVATE EQUITY GROUP I, LP in the principal amount of $621,500 (as amended, the “Note”), and (ii) the Loan Agreement, dated August 21, 2017, as amended on October 11, 2017, by and between VICTORY ENERGY CORPORATION and VISIONARY PRIVATE EQUITY GROUP I, LP (as amended, the “Loan Agreement”), are hereby amended as follows:

1.Extension of Maturity Date. The Maturity Date is hereby amended to a date that is five (5) business days following the written demand of the Lender for payment on the Loan.

2.Option to Loan Additional Amounts. Upon the written request of the Borrower, the Lender shall have the option, but not the obligation, to loan to the Borrower additional amounts on the terms specified in the Note and Loan Agreement. If the Lender elects to loan additional amounts to the Borrower it shall deliver to the Borrower a written notice that indicates (a) the amount of the additional loan, (b) the new principal amount of the Note, (c) the new loan amount, and (d) the new aggregate original issue discount amount. Such notice, after funding of the additional loan amount, shall automatically, and without any action on the party of the Borrower or the Lender, be deemed to be an amendment to the Note and Loan Agreement that reflects the terms described in the Lender’s written notice. The Lender’s written notice shall be evidence of the additional loan amount absent manifest error.

3.Warrant. In the event the Lender exercises its right to convert the Note into Shares pursuant to Section 5 of the Loan Documents, the Borrower shall issue to the Lender on the date of such conversion a warrant to purchase a number of shares of Common Stock equal to the number of Shares issuable upon such conversion of the Note, the terms of which shall be mutually agreeable to the parties; provided that the warrant shall have a five (5) year term and the exercise price shall be $1.52 per share with the ability of the lender to exercise the warrant on a cashless basis.

4.Reverse Stock Split. On November 21, 2017, the Company filed Amended and Restated Articles of Incorporation to, among other things, implement a 1-for-38 reverse split of the Company’s outstanding Common Stock, and such reverse split became effective on November 24, 2017. The exercise price of the warrant described in Section 3 herein is, and the number of shares issuable upon the exercise of such warrant will be, calculated on a post-reverse split basis.

5.Ratification of Remaining Provisions. Except as expressly set forth herein, all of the provisions of the Note and the Loan Agreement shall remain in full force and effect.

6.Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 2 to Secured Convertible Original Issue Discount Promissory Note and to Loan Agreement to be executed by its duly authorized officers on the Effective Date.

VISIONARY PRIVATE EQUITY GROUP I, LP, BY: VISIONARY PE GP I, LLC,
its General Partner

By:      Name: Ronald Zamber
Title: Senior Managing Director

VICTORY ENERGY CORPORATION

By:      Name: Kenneth Hill
Title: Chief Executive Officer

CONSENT OF ARMACOR

The undersigned, on behalf of Armacor Victory Ventures, LLC, consents to the foregoing amendment to the Loan Agreement and Note, which, among other things, results in an increase of the principal amount of the Note.

ARMACOR VICTORY VENTURES, LLC

By:      Name: Rick Salas
Title: President